Exhibit 99.1

News Release


FOR IMMEDIATE RELEASE



                UNIONBANCORP, INC. REPORTS THIRD QUARTER EARNINGS


OTTAWA, IL, November 1, 2004 - Dewey R. Yaeger, President and Chief Executive Officer of UnionBancorp, Inc. (Nasdaq: UBCD), announced third quarter earnings of $2,617,000 or $0.62 per diluted share. Third quarter 2004 earnings included an approximate $1.7 million net gain on sale associated with the Company's divestiture of five western Illinois branch locations. Third quarter 2004 earnings compare to a net loss of $869,000 or $0.23 per diluted share earned in the third quarter of 2003. The Company's third quarter 2003 results were adversely impacted by a $4.4 million provision for loan losses. For the nine months ended September 30, 2004, net income equaled $4,330,000 or $1.02 per diluted share compared to $2,384,000 or $0.54 per diluted share earned in the same period during 2003.

Commenting on the quarter, Yaeger stated, "The completion of several key strategic initiatives, including the sale of five of our western Illinois branch offices, has allowed us to re-focus on our core business operations. We are encouraged by continued improvement in asset quality trends, particularly in our levels of nonperforming loans and charge-offs. Going forward, our strategic growth efforts will focus largely on heightened revenue."

Third Quarter 2004 Highlights:

     o The Company completed the sale of five of its western Illinois branch offices on September 10, 2004, selling $40.4 million in loans and $88.6 million in deposits to First Bankers Trust Company of Quincy. The transaction, which effectively exited the Company from the western Illinois market, yielded a net gain on sale (after impairment of intangible assets, taxes and applicable expenses) of approximately $1.7 million and reduced the Company's net footings by $40.9 million.

     o The net interest margin remained relatively stable over the previous four quarters, reported at 3.38% at the end of the third quarter 2004.

     o The level of nonperforming loans to total end of period loans totaled 1.09% as of September 30, 2004, compared to 2.11% on September 30, 2003 and 1.78% at December 31, 2003.

     o Net charge-offs for the third quarter were 0.10% of average loans, as compared to 0.52% for third quarter 2003.

     o The reserve coverage ratio (allowance to nonperforming loans) was reported at 220.20% as of September 30, 2004 as compared to 89.01% as of September 30, 2003 and 106.30% as of December 31, 2003.

     o Loan demand in the third quarter remained soft, as total loans decreased $62.9 million to $413.9 million since December 31, 2003. Of the $60.9 million decrease in loans, $40.4 million or 64.23% was associated with the sale of the Company's western Illinois branch offices. The remaining decrease was due to tighter underwriting standards, a continued softening of overall loan demand and normal paydowns.

     o The Company's Board of Directors approved the payment of a $0.10 quarterly cash dividend on the Company's common stock, marking the 78th consecutive quarter of dividends paid to stockholders.

Net Interest Margin

The net interest margin for third quarter 2004 was 3.38%, up slightly from 3.34% for third quarter 2003, 3.34% from first quarter 2004 and 3.31% for the second quarter 2004. Tax-equivalent net interest income decreased to $5.5 million for third quarter 2004 as compared to $6.7 million for 2003's third quarter. This decrease resulted from repricing of earning assets and a shift in our earning assets from higher yielding loans to lower yielding investments.

Noninterest Income and Expense

Noninterest income, excluding securities gains and the gain on the sale of the five western Illinois branch locations, decreased from $3,200,000 to $2,359,000. The decrease was primarily related to a drop in revenue generated from the mortgage banking division (including gains on sale and servicing income, net of non-cash amortization charges in the carrying value of the mortgage servicing rights portfolio) and a decline in service charge fee income.

Noninterest expense, excluding $987,000 in impairment charges and related expenses due to the sale of the Company's five western Illinois branch locations, experienced a $634,000 or 9% decrease on a quarter-over-quarter basis. The significant improvement was primarily a result of decreased salary and benefits costs.

Asset Quality

During the first nine months of 2004, the loan portfolio decreased 13.2% to $413.9 million, as compared to $476.8 million at December 31, 2003. Of the $62.9 million decrease in loans, $40.4 million or 64.2% was associated with the sale of the Company's five western Illinois branch offices. The remaining decrease was due to tighter underwriting standards, a continued softening of overall loan demand and normal paydowns. The level of nonperforming loans to total end of period loans totaled 1.09% as of September 30, 2004 compared to 2.11% on September 30, 2003 and 1.78% at December 31, 2003. Net charge-offs for the third quarter were 0.10% of average loans, as compared to 0.52% for third quarter 2003. The reserve coverage ratio (allowance to nonperforming loans) was reported at 220.20% as of September 30, 2004 as compared to 89.01% as of September 30, 2003 and 106.30% as of December 31, 2003.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.
                     -------------------

Safe Harbor Statement

This release may contain "forward-looking" statements. Forward looking statements are identifiable by the inclusion of such qualifications as "expects", "intends", "believes", "may", "likely" or other indications that the particular statements are not based upon fact but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.


     Contact: Dewey R. Yaeger                      Kurt R. Stevenson
              President and                        Senior Vice President and
              Chief Executive Officer              Chief Financial Officer
              UnionBancorp, Inc.                   UnionBancorp, Inc.
              dewey.yaeger@ubcd.com                kurt.stevenson@ubcd.com
              ---------------------                -----------------------




Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

     o    Unaudited Quarterly and Year to Date Highlights
     o    Unaudited Consolidated Balance Sheets
     o    Unaudited Consolidated Statements of Income
     o    Unaudited Selected Quarterly Consolidated Financial Data

UnionBancorp, Inc.
Unaudited Quarterly and Year to Date Highlights (In Thousands, Except Share
Data)

                                                    Three Months Ended               Nine Months Ended
                                                       September 30,                    September 30,
                                               ----------------------------     ----------------------------
                                                   2004            2003             2004            2003
                                               ------------    ------------     ------------    ------------
Operating Highlights
    Net income/(loss)                          $      2,617    $       (869)    $      4,330    $      2,384
    Return on average total assets                     1.46%          (0.45)%           0.77%           0.41%
    Return on average stockholders equity             15.40           (4.98)            8.51            4.57
    Net interest margin                                3.38            3.76             3.34            3.77
    Efficiency ratio                                  81.85           71.59            81.37           69.06

Per Share Data
    Diluted earnings/(loss) per common share   $       0.62    $      (0.23)    $       1.02    $       0.54
    Book value per common share                $      17.38    $      16.87     $      17.38    $      16.87
    Diluted weighted average common
       shares outstanding                         4,105,872       4,097,793        4,111,378       4,069,255
    Period end common shares outstanding          4,030,800       4,000,646        4,030,800       4,000,646

Stock Performance Data
    Market Price:
       Quarter End                             $      20.52    $      20.82     $      20.52    $      20.82
       High                                    $      20.88    $      22.52     $      23.00    $      22.52
       Low                                     $      19.20    $      19.25     $      19.20    $      15.15
    Period end price to book value                     1.18            1.23             1.18            1.23

UnionBancorp, Inc.
Unaudited Consolidated Balance Sheets (In Thousands)
--------------------------------------------------------------------------------

                                                           September 30,   December 31,
                                                               2004            2003
                                                           ------------    ------------
ASSETS
Cash and cash equivalents                                  $     27,732    $     22,198
Securities available-for-sale                                   190,385         252,248
Loans                                                           413,941         476,812
Allowance for loan losses                                        (9,962)         (9,011)
                                                           ------------    ------------
     Net loans                                                  403,979         467,801
Cash surrender value of life insurance                           14,853          14,379
Mortgage servicing rights                                         2,808           2,775
Premises and equipment, net                                      13,933          16,576
Goodwill                                                          6,963           7,642
Intangible assets, net                                              759           1,232
Other real estate                                                    90             227
Other assets                                                      6,316           8,344
                                                           ------------    ------------

         Total assets                                      $    667,818    $    793,422
                                                           ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits
         Non-interest-bearing                              $     66,358    $     89,424
         Interest-bearing                                       445,210         548,608
                                                           ------------    ------------
              Total deposits                                    511,568         638,032
     Federal funds purchased and securities sold
       under agreements to repurchase                             1,033           1,533
     Federal Home Loan Bank Advances                             70,400          72,450
     Notes payable                                                7,650           7,873
     Series B mandatory redeemable preferred stock                  831             831
     Other liabilities                                            5,775           4,656
                                                           ------------    ------------
         Total liabilities                                      597,257         725,375
                                                           ------------    ------------

Stockholders' equity
     Series A convertible preferred stock                           500             500
     Common stock                                                 4,640           4,628
     Surplus                                                     22,572          22,484
     Retained earnings                                           46,574          43,609
     Accumulated other comprehensive income                       1,744           2,141
     Unearned compensation under stock option plans                  --              (2)
                                                           ------------    ------------
                                                                 76,030          73,360
     Treasury stock, at cost                                     (5,469)         (5,313)
                                                           ------------    ------------
              Total stockholders' equity                         70,561          68,047
                                                           ------------    ------------

              Total liabilities and stockholders' equity   $    667,818    $    793,422
                                                           ============    ============

UnionBancorp, Inc.
Unaudited Consolidated Statements of Income (In Thousands, Except Per Share
Data)
--------------------------------------------------------------------------------

                                                    Three Months Ended          Nine Months Ended
                                                          Sept 30,                   Sept 30,
                                                  ------------------------   -----------------------
                                                     2004         2003          2004         2003
                                                  ----------   ----------    ----------   ----------
Interest income
    Loans                                         $    6,872   $    8,378    $   21,175   $   25,198
    Securities
       Taxable                                         1,304        1,502         4,694        5,079
       Exempt from federal income taxes                  312          379           955        1,172
    Federal funds sold and other                          17           15            32           46
                                                  ----------   ----------    ----------   ----------
       Total interest income                           8,505       10,274        26,856       31,495

Interest expense
    Deposits                                           2,347        2,896         7,634        9,543
    Federal funds purchased and securities sold
      under agreements to repurchase                      14           26            67           96
    Advances from the Federal Home Loan Bank             691          771         2,190        2,228
    Series B Mandatory Redeemable                         12           --            37           --
    Notes payable                                         78           82           233          247
                                                  ----------   ----------    ----------   ----------
       Total interest expense                          3,142        3,775        10,161       12,114
                                                  ----------   ----------    ----------   ----------
Net interest income                                    5,363        6,499        16,695       19,381
Provision for loan losses                                200        4,356         1,450        6,225
                                                  ----------   ----------    ----------   ----------
Net interest income after
    Provision for loan losses                          5,163        2,143        15,245       13,156

Noninterest income
    Service charges                                      742          790         2,256        2,340
    Trust income                                         179          180           543          503
    Mortgage banking income                              450        1,101         1,665        3,322
    Insurance commissions and fees                       513          580         1,754        1,815
    Securities gains, net                                122           59           132          280
    Gain on sale of assets                             4,240           --         4,965          309
    Other income                                         475          549         1,520        2,376
                                                  ----------   ----------    ----------   ----------
                                                       6,721        3,259        12,835       10,945
Noninterest expenses
    Salaries and employee benefits                     3,828        4,256        12,114       12,065
    Occupancy expense, net                               613          478         1,724        1,446
    Furniture and equipment expense                      563          518         1,693        1,535
    Supplies and printing                                 91          111           321          359
    Telephone                                            129          199           425          737
    Other real estate owned expense                        4           --             8          168
    Amortization of intangible assets                    264           72           367          178
    Goodwill impairment on branch sale                   679           --           679           --
    Other expenses                                     1,343        1,527         4,191        4,859
                                                  ----------   ----------    ----------   ----------
                                                       7,514        7,161        21,522       21,347
                                                  ----------   ----------    ----------   ----------
Income before income taxes                             4,370       (1,759)        6,558        2,754
Income taxes                                           1,753         (890)        2,228          370
                                                  ----------   ----------    ----------   ----------
Net income (loss)                                      2,617         (869)        4,330        2,384
Preferred stock dividends                                 52           65           156          193
                                                  ----------   ----------    ----------   ----------

Net income for common stockholders                $    2,565   $     (934)   $    4,174   $    2,191
                                                  ==========   ==========    ==========   ==========
Basic earnings per share                          $     0.64   $    (0.23)   $     1.03   $     0.55
                                                  ==========   ==========    ==========   ==========
Diluted earnings per common share                 $     0.62   $    (0.23)   $     1.02   $     0.54
                                                  ==========   ==========    ==========   ==========

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data (In Thousands, Except Share Data)

                                                                                       Quarters Ended
                                                          ------------------------------------------------------------------------
                                                            09/30/04       06/30/04       03/31/04       12/31/03        09/30/03
                                                          ------------   ------------   ------------   ------------   ------------
                                                                         (Dollars in Thousands, Except Per Share Data)
Statement of Income Data
   Interest income                                        $      8,505   $      8,843   $      9,508   $      9,591   $     10,274
   Interest expense                                             (3,142)        (3,312)        (3,707)        (3,847)        (3,775)
                                                          ------------   ------------   ------------   ------------   ------------
     Net interest income                                         5,363          5,531          5,801          5,744          6,499
   Provision for loan losses                                       200            500            750          2,011          4,356
                                                          ------------   ------------   ------------   ------------   ------------
     Net interest income after provision for loan losses         5,163          5,031          5,051          3,733          2,143
   Noninterest income                                            6,721          3,190          2,924          2,774          3,259
   Noninterest expense                                           7,514          7,029          6,979          7,260          7,161
                                                          ------------   ------------   ------------   ------------   ------------
Income (loss) before income taxes                                4,370          1,192            996           (753)        (1,759)
   Provision (benefit) for income taxes                          1,753            279            196           (499)          (890)
                                                          ------------   ------------   ------------   ------------   ------------
   Net income/(loss)                                      $      2,617   $        913   $        800   $       (254)  $       (869)
                                                          ============   ============   ============   ============   ============
   Net income/(loss)  on common stock                     $      2,565   $        861   $        748   $       (254)  $       (934)
                                                          ============   ============   ============   ============   ============

Per Share Data
   Basic earnings/(loss) per common shares                $       0.64   $       0.21   $       0.19   $      (0.07)  $      (0.23)
   Diluted earnings/(loss) per common shares                      0.62           0.21           0.18          (0.07)         (0.23)
   Cash dividends on common stock                                 0.10           0.10           0.10           0.09           0.09
   Dividend payout ratio for common stock                        15.71%         46.92%         53.96%            --             --
   Year-end book value per common share                   $      17.38   $      16.47   $      16.88   $      16.77   $      16.87
   Basic weighted average common shares outstanding          4,034,365      4,037,347      4,031,181      4,010,111      4,000,546
   Diluted weighted average common shares outstanding        4,105,872      4,115,166      4,114,385      4,098,841      4,097,793
   Period-end common shares outstanding                      4,030,800      4,038,800      4,035,900      4,026,850      4,000,646

Balance Sheet Data
   Securities                                             $    190,385   $    211,733   $    250,282   $    252,248   $    235,508
   Loans                                                       413,941        453,676        466,591        476,812        483,042
   Allowance for loan losses                                     9,962         10,224          9,882          9,011          9,082
   Assets                                                      667,818        732,019        776,399        793,422        792,481
   Deposits                                                    511,568        583,612        614,975        638,032        622,952
   Stockholders' equity                                         70,561         67,032         68,619         68,047         67,989

Earnings Performance Data
   Return on average total assets                                 1.46%          0.49%          0.41%         (0.10)%        (0.45)%
   Return on average stockholders' equity                        15.40           5.44           4.67          (1.10)         (4.98)
   Net interest margin ratio                                      3.38           3.31           3.34           3.29           3.76
   Efficiency ratio (1)                                          81.85          82.45          80.33          85.04          71.59

Asset Quality Ratios
   Nonperforming assets to total end of period assets             0.69%          0.81%          0.95%          1.10%          1.30%
   Nonperforming loans to total end of period loans               1.09           1.28           1.53           1.78           2.11
   Net loan charge-offs to total average loans                    0.10           0.03          (0.03)          0.44           0.52
   Allowance for loan losses to total end of period loans         2.41           2.25           2.12           1.89           1.88
   Allowance for loan losses to nonperforming loans             220.20         176.43         138.13         106.30          89.01

Capital Ratios
   Average equity to average assets                               9.47%          8.92%          8.72%          8.63%          8.94%
   Total capital to risk adjusted assets                         14.36          12.73          12.32          12.52          12.20
   Tier 1 leverage ratio                                          9.55           8.38           7.83           7.60           7.63

---------------------------------------------------------

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.